EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Monopar Therapeutics Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

AstraZeneca PLC

Dated: October 28, 2024	By:	/s/ Adrian Kemp
Adrian Kemp
Company Secretary

Alexion Pharmaceuticals, Inc.

Dated: October 28, 2024	By:	/s/ Todd Spalding
Todd Spalding
Secretary

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